UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lionheart Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Delaware	84-4117825
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4218 NE 2nd Avenue Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered

Warrants to purchase Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-260969

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the warrants to purchase shares of Class A common stock, par value $0.0001 per share (the “Warrants”) of Lionheart Acquisition Corporation II (the “Company”). The trading symbol for the Warrants will be “MSPRW.” The description of the Warrants set forth under the heading “Description of Securities of the Post-Combination Company” in the final prospectus and definitive proxy statement, dated May 3, 2022, filed with the Securities and Exchange Commission (“SEC”) on May 3, 2022 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-260969) (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit Index

Exhibit	Description
4.1	Form of New Warrant Agreement (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement filed with the SEC on April 29, 2022)
4.2	Form of New Warrant Certificate (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement filed with the SEC on April 29, 2022)
10.1	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement filed with the SEC on April 29, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2022

Lionheart Acquisition Corporation II

By:	/s/ Ophir Sternberg
Name: Ophir Sternberg
Title: Chairman, President and Chief Executive Officer